UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2012

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GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (216) 676-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of GrafTech International Ltd. unanimously approved amendments, effective September 30, 2012, to the Registrant’s Amended and Restated By-Laws.

Article I, Section 7(c), of the By-Laws was amended to provide that stockholder approval of certain routine matters (employee benefit or compensation plans, increases in the authorized number of shares and non-binding or advisory vote matters) shall be determined by a majority of the shares voting.  Previously, such matters required approval of a majority of the outstanding shares.

Article I, Section 8, of the By-Laws was amended to update the Company’s advance notice by-law provisions.  Such amendments relate to, among other things:

(i)           clarifying the measurement dates for the current advance notice periods and the current written notice requirements, providing that a stockholder submitting a proposal or nomination must be a stockholder of record and must be a stockholder as of the record date for the meeting as well as the dates currently specified in the bylaws, providing that a proposal must be a proper matter for stockholder action;

(ii)           requiring that a proponent correct inaccurate or incomplete information within three business days after the information becomes inaccurate or incomplete, and in any event not less than five business days prior to the meeting;

(iii)           requiring a proponent to provide additional information and representations about itself, any nominee for election as a director and related parties and others for or with whom they are acting, including additional information regarding (a) direct, indirect, beneficial, derivative and other ownership, voting, short, dispositive or pecuniary interests in capital stock of the Company, (b) interests adverse to the Company or its principal business or businesses (including interests in any principal competitor of the Company), (c) any other stockholder or other person supporting or expected to support such proposal or nomination, (d) whether any of such parties intends to deliver a proxy statement or solicit proxies in respect of such business or nomination and (e) the proponent’s intent to appear in person or by proxy at the meeting to propose such business or nomination;

(iv)           requiring a proponent to provide, as to a nominee for director, a questionnaire and additional information and representations with respect to such nominee, including additional information (a) which the nominee would be required to provide if the nominee was the proponent, (b) to enable evaluation of compensation committee interlocks, interlocking directorates under the Clayton Act, and eligibility to meet independence and other director qualifications set forth in the Company’s corporate governance documents, in applicable listing rules and otherwise and (c) regarding whether the nominee (i) would be acting on his or her own behalf or on behalf of another party, (ii) is a party to any arrangement or has given any assurance as to how the nominee would vote on any particular matter or that could limit or interfere with such nominee’s ability to comply with fiduciary duties and (iii) would comply with all corporate governance, conflict of interest and other policies and procedures of the Company; and

(v)           providing that, if a proponent does not appear in person or by proxy at a meeting, the business or nomination proposed by such proponent need not be submitted at the meeting.

This summary does not purport to be complete and this description of the amendments is qualified in its entirety by reference to the complete text of the amendments, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibits        The following exhibits are filed as part of this report:

3.1      Amendment to Amended and Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: October 4, 2012	By:	/s/ John D. Moran
John D. Moran
Secretary

EXHIBIT INDEX

3.1	Amendment to Amended and Restated By-Laws